Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of FC Banc Corp. on Form S-8 File No. 333-25689 of our report dated February 11, 2005, appearing in the Annual Report on Amended Form 10-KSB of FC Banc Corp. for the year ended December 31, 2004.

/s/ S.R. Snodgrass, A.C.

Wexford, PA

February 27, 2006